Exhibit 99.1

Cirrus Logic Reports June Quarter Revenue Up 57 Percent Year Over Year to $155 Million

Operating Profit Increases Year Over Year and Sequentially

AUSTIN, Texas--(BUSINESS WIRE)--July 25, 2013--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter fiscal year 2014, which ended June 29, as well as the company’s current business outlook.

“We are pleased to have delivered strong operating profit growth year over year and sequentially,” said Jason Rhode, president and chief executive officer. “During the quarter, we added new customers in portable audio and expanded into more SKUs in LED lighting. We are especially excited about the lineup of custom and general market products we currently have in development.”

Reported Financial Results – First Quarter FY14

  Revenue of $155 million;
  Gross margin of 51.2 percent;
  GAAP operating expenses of $48 million and non-GAAP operating expenses of $42 million; and
  GAAP diluted earnings per share of $0.31 and non-GAAP diluted earnings per share of $0.56.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY14

  Revenue is expected to range between $170 million and $190 million;
  Gross margin is expected to be between 46 percent and 48 percent; and
  Combined R&D and SG&A expenses are expected to range between $49 million and $53 million, which includes approximately $7 million in share-based compensation.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 99347958).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating profit and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of second quarter fiscal year 2014 revenue, gross margin, combined research and development and selling, general and administrative expense levels, and share-based compensation expense. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the second quarter of fiscal year 2014, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 30, 2013, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	Jun. 29,	Mar. 30,	Jun. 30,
	2013	2013	2012
	Q1'14	Q4'13	Q1'13
Audio products	$143,666	$196,098	$80,747
Energy products	11,459	10,775	18,259
Net revenue	155,125	206,873	99,006
Cost of sales	75,627	123,259	45,566
Gross Profit	79,498	83,614	53,440

Research and development	28,530	30,085	24,910
Selling, general and administrative	19,198	19,724	18,059
Other expenses, net *	265	-	-
Total operating expenses	47,993	49,809	42,969

Operating income	31,505	33,805	10,471

Interest income, net	158	106	127
Other income (expense), net	(17)	14	(23)
Income before income taxes	31,646	33,925	10,575
Provision (benefit) for income taxes	11,004	7,565	3,648
Net income	$20,642	$26,360	$6,927

Basic earnings per share:	$0.33	$0.41	$0.11
Diluted earnings per share:	$0.31	$0.39	$0.10

Weighted average number of shares:
Basic	63,363	63,877	64,470
Diluted	66,188	67,138	68,529

Prepared in accordance with Generally Accepted Accounting Principles

* Other expenses, net may contain certain items such as litigation expenses, proceeds from a patent agreement, restructuring items, sales reorganizations, asset gains and impairments of non-marketable securities.

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended
	Jun. 29,	Mar. 30,	Jun. 30,
	2013	2013	2012
Net Income Reconciliation	Q1'14	Q4'13	Q1'13
GAAP Net Income	$20,642	$26,360	$6,927
Amortization of acquisition intangibles	-	-	353
Stock based compensation expense	5,774	5,734	4,173
International sales reorganization charges	-	442	-
Restructuring and other costs	(430)	-	-
Patent settlements, net	695	-	-
Provision (benefit) for income taxes	10,161	7,372	3,355
Non-GAAP Net Income	$36,842	$39,908	$14,808

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.31	$0.39	$0.10
Effect of Amortization of acquisition intangibles	-	-	0.01
Effect of Stock based compensation expense	0.09	0.09	0.06
Effect of International sales reorganization charges	-	0.01	-
Effect of Patent settlements, net	0.01	-	-
Effect of Provision (benefit) for income taxes	0.15	0.10	0.05
Non-GAAP Diluted earnings per share	$0.56	$0.59	$0.22

Operating Income Reconciliation
GAAP Operating Income	$31,505	$33,805	$10,471
GAAP Operating Profit	20%	16%	11%
Amortization of acquisition intangibles	-	-	353
Stock compensation expense - COGS	6	296	118
Stock compensation expense - R&D	2,854	2,976	2,243
Stock compensation expense - SG&A	2,914	2,462	1,812
International sales reorganization charges	-	442	-
Restructuring and other costs	(430)	-	-
Patent settlements, net	695	-	-
Non-GAAP Operating Income	$37,544	$39,981	$14,997
Non-GAAP Operating Profit	24%	19%	15%

Operating Expense Reconciliation
GAAP Operating Expenses	$47,993	$49,809	$42,969
Amortization of acquisition intangibles	-	-	(353)
Stock compensation expense - R&D	(2,854)	(2,976)	(2,243)
Stock compensation expense - SG&A	(2,914)	(2,462)	(1,812)
International sales reorganization charges	-	(442)	-
Restructuring and other costs	430	-	-
Patent settlements, net	(695)	-	-
Non-GAAP Operating Expenses	$41,960	$43,929	$38,561

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Jun. 29,	Mar. 30,	Jun. 30,
	2013	2013	2012
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$67,170	$66,402	$84,312
Restricted investments	-	-	-
Marketable securities	165,540	105,235	82,359
Accounts receivable, net	63,642	69,289	49,262
Inventories	110,624	119,300	96,790
Deferred tax asset	54,774	64,937	53,139
Other current assets	20,810	19,371	14,574
Total Current Assets	482,560	444,534	380,436

Long-term marketable securities	39,408	64,910	-
Property and equipment, net	99,169	100,623	85,337
Intangibles, net	4,714	4,650	18,457
Goodwill	6,027	6,027	6,027
Deferred tax asset	16,732	16,671	85,721
Other assets	11,289	13,932	9,300
Total Assets	$659,899	$651,347	$585,278

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$47,341	$60,827	$75,507
Accrued salaries and benefits	13,476	16,592	10,956
Other accrued liabilities	9,532	10,704	9,498
Deferred income on shipments to distributors	4,419	4,956	7,158
Total Current Liabilities	74,768	93,079	103,119

Other long-term obligations	9,706	10,094	4,159

Stockholders' equity:
Capital stock	1,048,497	1,041,834	1,013,442
Accumulated deficit	(472,180)	(492,741)	(534,682)
Accumulated other comprehensive loss	(892)	(919)	(760)
Total Stockholders' Equity	575,425	548,174	478,000
Total Liabilities and Stockholders' Equity	$659,899	$651,347	$585,278

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com